UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2005

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On September 27, 2005, AmerisourceBergen Corporation (the “Registrant”) requested that the Trustee under (i) the Indenture, dated as of August 14, 2001, as amended to date (the “2001 Indenture”), among the Registrant, certain subsidiaries of the Registrant signatory thereto and J.P. Morgan Trust Company, National Association (successor in interest to Chase Manhattan Bank and Trust Company, National Association), as Trustee, as amended to date (the “2001 Indenture”) and (ii) the Indenture dated as of November 18, 2002 between the Registrant, certain subsidiaries of the Registrant signatory thereto and J.P. Morgan Trust Company, National Association, as Trustee, as amended to date (the “2002 Indenture” and, together with the 2001 Indenture, the “Indentures”), issue a Notice of Redemption, causing the redemption (the “Redemption”) of all of the Registrant’s 8 1/8% Senior Notes due 2008 (the “2008 Notes”) and 7 1/4% Senior Notes due 2012 (“2012 Notes” and, together with the 2008 Notes, the “Notes”) still outstanding following the expiration of the Registrant’s August 25, 2005, Offer to Purchase and the Registrant’s subsequent acceptance for payment of all Notes tendered pursuant thereto. Pursuant to the Notice of Redemption, the Notes will be redeemed on October 27, 2005 (the “Redemption Date”), at which time the Indentures will be formally terminated as no Notes will remain outstanding.

Pursuant to the Indentures, the Registrant will pay a prepayment premium on the Notes equal to the sum of the present values of the remaining scheduled payments due on the Notes under the Indentures, discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the rate provided for in Section 3.07(a) of the Indenture.

Also On September 27, 2005, the Registrant elected to defease (the “Defeasance”) all of the Notes issued under the respective Indentures pending the Redemption. Pursuant to the Defeasance, the Registrant has deposited with the Trustee approximately $2,700,000 (the “Deposit”), constituting the amount calculated by the Registrant’s independent investment banker as being sufficient to fund the amounts due on the Redemption Date . If the actual redemption payment , which is subject to fluctuation based upon changes in the interest rate of certain government treasury notes, is determined to differ from the Deposit, Registrant will either (x) be required to supplement the Deposit by the amount of any deficiency between the actual payments made pursuant to the redemption and the amount of the Deposit or (y) will receive any amount by which the Deposit exceeds the payments made pursuant to the redemption. The Defeasance and the Redemption satisfied all of the Registrant’s obligations under the Indentures and the Notes. Accordingly, the Notes ceased to be considered outstanding as of September 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: September 28, 2005	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President and Chief Financial Officer